EXHIBIT 10.6
AMENDMENT NUMBER FOUR
TO THE
HENRY SCHEIN, INC.
1996 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

WHEREAS, Henry Schein, Inc. (the “Company”) maintains the Henry Schein, Inc. 1996 Non-Employee Director Stock Incentive Plan, amended and restated effective as of April 1, 2003, and as thereafter amended (the “Plan”);

WHEREAS, pursuant to Section 12 of the Plan, the Company has reserved the right to amend the Plan;

WHEREAS, the Company desires to amend the Plan in certain respects; and

WHEREAS, pursuant to Section 12 of the Plan, approval by the Company’s stockholders is not required with respect to the amendments hereunder made.

NOW, THEREFORE, the Plan is hereby amended and effective on the date hereof, as follows:

1.
The last sentence of Section 6(d) of the Plan is amended and restated in its entirety to read as follows:

“Notwithstanding any other provision of the Plan to the contrary, solely with respect to Options granted on or after the date of the Company’s 2010 annual stockholders’ meeting and prior to February 27, 2014, such Options shall be subject to a minimum vesting schedule of at least three years; provided, that, subject to the terms of the Plan, the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier vesting in the event of a Change of Control or a Participant’s retirement, death or Disability; and provided further, that, subject to the limitations set forth in Section 5(b), awards of Options and Other Stock-Based Awards with respect to up to 5% of the total number of Shares of Common Stock reserved for awards under the Plan may be granted without regard to any limit on accelerated vesting.  For the avoidance of doubt, Options granted prior to the date of the Company’s 2010 annual stockholders’ meeting and Options granted on or after February 27, 2014 shall not be subject to the immediately preceding sentence.”

2.
The last sentence of Section 7(a)(ii) of the Plan is amended and restated in its entirety to read as follows:

“Notwithstanding any other provision of the Plan to the contrary, solely with respect to Other Stock-Based Awards granted on or after the date of the Company’s 2010 annual stockholders’ meeting and prior to February 27, 2014, such Other Stock-Based Awards shall be no less than (A) one year, if vesting is performance-based (in whole or in part) and (B) three years, with respect to restricted stock or if vesting is not performance-based (with restrictions as to no more than 1/3rd of the Shares subject thereto vesting on each of the first three anniversaries of the date of grant); provided, that, subject to the terms of the Plan, the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier vesting in the event of a Change of Control or a Participant’s retirement, death or Disability; and provided further, that, subject to the limitations set forth in Section 5(b), awards of Options and Other Stock-Based Awards with respect to up to 5% of the total number of Shares of Common Stock reserved for awards under the Plan may be granted without regard to any limit on accelerated vesting. For the avoidance of doubt, Other Stock-Based Awards granted prior to the date of the Company’s 2010 annual stockholders’ meeting and Other Stock-Based Awards granted on or after February 27, 2014 shall not be subject to the immediately preceding sentence.”

3.	Except as amended hereby and expressly provided herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this amendment has been executed February 27, 2014.

HENRY SCHEIN, INC.
By:	/s/ Michael S. Ettinger
Name: Michael S. Ettinger
Title: Senior Vice President